UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 27, 2013

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                  Entry into a Material Definitive Agreement

On November 27, 2013, PTC Inc. entered into a Consulting Agreement with Professor Michael Porter, a director of PTC.  Under the agreement, Professor Porter will consult with our executives on strategic matters and participate in preparing and presenting executive strategy events.  In consideration for providing the strategic consulting services, we made a one-time grant of 6,213 restricted stock units (RSUs) to Professor Porter, 3,107 of which will vest on November 15, 2014 and 3,106 of which will vest on the earlier of the date of the 2015 Annual Stockholder Meeting and March 15, 2015, unless PTC earlier terminates the agreement without cause, at which time the RSUS will vest in full.  He will also receive a fee of $60,000 for each executive strategy event, up to a maximum of $240,000 in such fees over the term of the agreement.  The agreement will terminate on the earlier of the date of PTC’s 2015 Annual Stockholders’ Meeting and March 15, 2015, unless earlier terminated by either party.  If the agreement is terminated prior to the termination date, either by PTC for cause or by Professor Porter, all unvested RSUs will be forfeited.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10.1*	Consulting Agreement dated as of November 27, 2013 by and between PTC Inc. and Michael Porter.

_________________________________
*	Identifies a management contract or compensatory plan or arrangement in which an executive officer or director of PTC participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: December 3, 2013	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel and Secretary